Exhibit 99.1

The Necessity Retail REIT Third Quarter 2022 Investor Presentation November 2022

Third Quarter 2022 Overview

Portfolio Information:[1]	
Real Estate Investments, at cost	$5.2 billion
# of Properties	1,050
States (including District of Columbia)	48
Portfolio Occupancy[2]	92.6%
Portfolio Annualized Straight-line Rent[2]	$392.3 million
Weighted Average Remaining Lease Term[2]	7.0 Years
Top 20 Tenant Investment Grade %[2][3]	61.9%
2022 Real Estate Acquisitions[4]	$1.4 billion

Robust Leasing Platform

Year over year, multi-tenant Occupancy increased to 90.6% from 87.9% and is expected to grow to 92.8% as leases commence and signed LOIs lead to definitive leases, which is not assured

Necessity-Based Retail Focus

55% of portfolio Annualized Straight-Line Rent is derived from Necessity-Based retail tenants that RTL believes to be more resilient to e-commerce and economic cycles than Traditional Retail

Best-in-Class Portfolio

61.9% of top 20 tenants are actual or implied Investment Grade Rated and are 54.2% Necessity-Based

The Necessity Retail REIT®
NASDAQ: RTL
Where America Shops

Demonstrated Acquisition Program

2022 acquisitions of $1.4 billion at a Cash Cap Rate[2] of 7.2% and a weighted average Cap Rate of 8.6%

Diligent Balance Sheet

Liquidity of $81 million, weighted average interest rate of 4.2%, weighted average debt maturity of 4.3 years

Substantial Earnings Growth

As compared to Q4'21, the last full quarter prior to the CIM Transaction, AFFO per share grew from $0.22 to $0.26, in large part due to the accretive CIM Transaction

Note: Metrics shown as of and for the period ending September 30, 2022.

1. See appendix for a full description of capitalized terms and a reconciliation of non-GAAP metrics.
2. Based on Annualized Straight-line Rent as of September 30, 2022.
3. Based on Annualized Straight-line Rent and based on ratings information as of September 30, 2022. RTL's top 20 tenants were 52.4% actual and 9.5% implied Investment Grade rated.
4. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the nine months ended September 30, 2022, were $93.1 million.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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Summary of Third Quarter 2022 Performance

In Q3'22, RTL completed the previously announced accretive $1.3 billion open-air shopping center portfolio and generated over 1.1 million square feet of leasing activity across the portfolio. Q3'22 AFFO per share of $0.26 grew by 18% when compared to Q4'21, the last full quarter prior to the CIM Transaction, AFFO per share of $0.22.


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THE HOME DEPOT

Improved Financial Performance(1)

- RTL's financial performance continues to increase year-over-year:
  - ✓ Revenues from Tenants up **26%** to $116.2 million from $91.9 million.
  - ✓ Adjusted EBITDA up **14%** to $71.7 million from $63.1 million.
  - ✓ Cash NOI up **12%** to $85.0 million from $75.7 million.
- As compared to Q4'21, the last full quarter prior to the CIM Transaction, AFFO per share grew from $0.22 to $0.26, in large part due to the accretive CIM Transaction.

CIM Transaction Highlights(2)

- Accretive $1.3 billion (7.19% Cash Cap Rate) acquisition of an 81- property open-air shopping center portfolio.
- Highly complementary and pandemic-tested assets with an emphasis on Necessity-Based retail tenants.
- Increased the number of grocery centers in RTL's portfolio to 22 from 8, a segment that management believes enhances its ability to command strong rental rates.
- Enhanced portfolio fundamentals with an increase to tenant diversification and Necessity-Based retail tenants and a reduction in office exposure.

Significant Leasing Activity(3)

- Year over year, multi-tenant Occupancy improved to 90.6% from 87.9%.
- Multi-tenant Executed Occupancy and Leasing Pipeline is expected to increase Occupancy to 92.8% and add $5.0 million of SLR(4).
- Year-to-date, RTL completed 98 multi-tenant lease renewals that total nearly 1.2 million square feet and completed 18 single-tenant lease renewals that total over 156,000 square feet.
- Q3'22 and year-to-date multi-tenant lease renewal spreads of 7.7% and 7.1%, respectively.

Diligent Capital Structure

- Weighted average interest rate of 4.2% with 83.1% of debt at fixed interest rates.
- Only 12% of RTL's debt matures through 2024 as a result of RTL's focus to lock in long-term low interest rate bearing debt in 2020 and 2021.
- Assumed $353 million of property-level debt in the CIM Transaction that has a weighted average interest rate of 4.0%.
- Year-to-date, RTL completed $331 million of dispositions and built a forward disposition pipeline(5) of $261 million, by contract sales price, proceeds of which we expect to use to opportunistically reduce leverage.

For the periods ended September 30, 2022 and 2021 unless otherwise indicated.

1. *See appendix for a full description of capitalized terms and a reconciliation of non-GAAP metrics.*
2. *Refer to slide 3 for additional information.*
3. *Refer to slide 10 for additional information.*
4. *Leasing Pipeline data as of October 31, 2022. Assumes that signed letters of intent lead to definitive agreements, which is not assured.*
5. *Includes pipeline as of October 31, 2022. PSAs are subject to conditions. There can be no assurance the pipeline dispositions will be completed on their current terms, or at all.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 2

Completion and Highlights of the Accretive CIM Transaction

The CIM Transaction was accretive, in large part contributing to an 18% AFFO per share increase, and resulted in numerous portfolio enhancements, including increased multi-tenant Occupancy, reduced top 10 tenant SLR concentration, reduced SLR derived from office assets, and increased emphasis on Necessity-Based retail tenants when compared to Q4'21, the last full quarter prior to the CIM Transaction.



Accretion
Enhanced Diversification
Amplified Scale



AFFO per Share
$0.22
$0.26
RTL Q4'21
RTL Q3'22
Annualized Straight-line Rent
$288.2
$392.3
RTL Q4'21
RTL Q3'22
Top 10 Tenant Concentration
% of Portfolio SLR
38%
28%
RTL Q4'21
RTL Q3'22
Office Property Exposure
% of Portfolio SLR
7%
1%
RTL Q4'21
RTL Q3'22
Sunbelt Exposure
% of Portfolio SLR
39%
57%
RTL Q4'21
RTL Q3'22
Number of Grocery Centers
8
22
RTL Q4'21
RTL Q3'22

Note: Metrics shown for the Q3'22 RTL portfolio as of and for the period ending September 30, 2022 and as of December 31, 2021 for the Q4'21 RTL portfolio.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 3

Third Quarter 2022 Portfolio Summary

RTL's preeminent Necessity-Based retail portfolio features a unique investment mix of stable, long-term single-tenant net lease assets and open-air shopping centers that RTL believes are highly complementary, pandemic-tested and resistant to economic cycles.

Portfolio Metrics *($ and SF in mm)*	Multi-Tenant	Single-Tenant	Total Portfolio
Real Estate Investments, at cost	**$2,784**	**$2,398**	**$5.2 billion**
Number of Properties	**111**	**939**	**1,050**
States (including District of Columbia)	**30**	**48**	**48**
Square Feet	**16.9**	**11.9**	**28.8**
Annualized Straight-Line Rent	**$207.7**	**$184.6**	**$392.3**
Occupancy (%)	**90.6%**	**95.5%**	**92.6%**
Executed Occupancy Plus Leasing Pipeline (%)	**92.8%**	**95.5%**	**93.9%**
Investment Grade Tenancy[1] (%)	**40.4%**	**54.3%**	**48.3%**[2]
Weighted Average Remaining Lease Term	**4.6 Years**	**9.8 Years**	**7.0 Years**


Total Portfolio Annualized SLR by Segment
Power Center
Grocery Center
Anchored Center
Single-Tenant
Multi-Tenant
53%
29%
13%
11%
47%
$392
million


Single-Tenant
2%
16%
$185
million
82%
Retail
Distribution
Office


Multi-Tenant
21%
$208
million
56%
23%
Power Center
Grocery Center
Anchored Center

Note: Metrics shown as of and for the period ending September 30, 2022.

1. *Based on Annualized Straight-line Rent and based on ratings information as of September 30, 2022. RTL's single-tenant portfolio tenants were 39.9% actual and 14.4% implied investment grade rated. RTL's multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. RTL's multi-tenant portfolio tenants were 30.9% actual and 9.5% implied investment grade rated. On a total portfolio basis, RTL's tenants were 36.0% actual and 12.3% implied Investment Grade rated.*
2. *Includes anchor tenants, tenants that occupy 10,000 square feet or more, only from the multi-tenant portfolio.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com
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2022 Acquisition Activity

In Q3'22, RTL completed the previously announced CIM Transaction and continued to diligently evaluate accretive acquisition and opportunistic dispositions. Year-to-date, RTL completed $331 million of dispositions and built a forward disposition pipeline[(1)] of $261 million, by contract sales price, proceeds of which we expect to use to proactively reduce leverage.

($ in millions, square feet in thousands, lease term remaining in years)

Closed Transactions	Property Type	Number of Properties	Square Feet	Purchase Price[(2)]	Wgt. Avg. Cap Rate[(3)]	Lease Term Remaining[(4)]	Closed
McCain Plaza	Multi-Tenant Retail	1	308	$31.3		4.1	Q1'22
BJ's Wholesale Club	Traditional Retail	1	68	$8.4		7.3	Q1'22
Heritage	Service Retail	1	7	$1.2		20.0	Q1'22
CIM Shopping Center Portfolio	Multi-Tenant Retail	56	6,419	$801.1		4.6	Q1'22
CIM Shopping Center Portfolio	Multi-Tenant Retail (22) / Service Retail (2)	24	3,033	$452.8		5.8	Q2'22
Imperial	Service Retail	8	28	$17.5		20.0	Q2'22
CIM Shopping Center Portfolio	Multi-Tenant Retail	1	375	$71.1		3.7	Q3'22
Fidelity Memorial	Service Retail	1	25	$5.0		20.0	Q3'22
2022: Total Closed		**93**	**10,263**	**$1,388.4**	**8.6%**	**5.0**	

1. Includes pipeline as of October 31, 2022. PSAs are subject to conditions. There can be no assurance the pipeline dispositions will be completed on their current terms, or at all.
2. Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the nine months ended September 30, 2022, were $93.1 million.
3. Weighted average based on square feet. See Definitions in the appendix for a full description.
4. Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions and estimated acquisition date for pipeline.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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Robust Top 10 Tenants

RTL's top 10 tenants represent only 28% of portfolio SLR, which represents an 10% reduction when compared to the pre-CIM Transaction RTL portfolio (Q4'21) and features everyday brands that are representative of Where America Shops.

Tenant		Credit	Market Cap[1]	Tenant Industry	Remaining Lease Term *(in years)*	% SLR
FRESENIUS MEDICAL CARE	Fresenius	Actual: Baa3	$8 Billion	Healthcare	6.3	3.7%
MOUNTAIN EXPRESS OIL COMPANY	Mountain Express Oil Co.	Implied: Ba3	N/A	Gas & Convenience	15.9	3.4%
HOME DEPOT	Home Depot	Actual: A2	$282 Billion	Home Improvement	6.6	3.3%
americold	AmeriCold	Actual: Baa3	$7 Billion	Refrigerated Warehousing	5.0	3.2%
TRUIST	Truist Bank	Actual: A2	$58 Billion	Retail Banking	6.8	3.1%
PETSMART for the love of pets	PetSmart	Actual: B1	N/A	Pet Supplies	3.2	2.6%
STOP&SHOP	Stop & Shop	Implied: Baa1	N/A	Grocery	4.1	2.4%
DICK'S SPORTING GOODS	Dick's Sporting Goods	Actual: Baa3	$8 Billion	Sporting Goods	3.1	2.4%
Bob Evans	Bob Evans	Implied: Ba1	N/A	Fast Casual Restaurants	14.6	2.1%
BEST BUY	Best Buy	Actual: A3	$14 Billion	Electronics	2.7	2.1%
Top 10 Tenants		**72% IG Rated[2]**	**$377 Billion**		**7.0**	**28.4%**
Remaining Portfolio					**7.1**	**71.6%**

Note: Metrics shown for the Q3'22 RTL portfolio as of and for the period ending September 30, 2022.

1. *Market capitalization as of September 30, 2022. Source: Bloomberg.*
2. *Based on Annualized Straight-Line Rent. Ratings information as of September 30, 2022. 63% of the rated tenants were actual Investment Grade rated and 9% of the rated tenants were implied Investment Grade rated, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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Primarily Necessity-Based Tenant Base (% of SLR)

RTL's portfolio features significant tenant industry diversity with no individual tenant-industry totaling more than 8% of portfolio SLR and a tenant base that is 55% Necessity-Based retail.



Discount Retail 8%
Gas/Convenience 7%
Specialty Retail 7%
Healthcare 6%
Quick Service Restaurant 5%
Apparel Retail 5%
Home Improvement 5%
Grocery 5%
Retail Banking 4%
Full-Service Restaurant 4%
Fast Casual 4%
Sporting Goods 4%
Refrigerated Warehousing 3%
Pet Supplies 3%
Auto Services 3%
Salon / Beauty 3%
Furniture 2%
Electronics 2%
All Others 18%
40 Tenant Industries

Tenant Industry	Type	% of SLR
Discount Retail	Traditional Retail[1]	8%
Gas/Convenience	Necessity-Based	7%
Specialty Retail	Traditional Retail	7%
Healthcare	Necessity-Based	6%
Quick Service Restaurant	Necessity-Based	5%
Apparel Retail	Traditional Retail	5%
Home Improvement	Traditional Retail	5%
Grocery	Necessity-Based	5%
Retail Banking	Necessity-Based	4%
Full-Service Restaurant	Necessity-Based	4%
Fast Casual	Necessity-Based	4%
Sporting Goods	Traditional Retail	4%
Refrigerated Warehousing	Distribution	3%
Pet Supplies	Traditional Retail	3%
Auto Services	Necessity-Based	3%
Salon / Beauty	Necessity-Based	3%
Furniture	Traditional Retail	2%
Electronics	Traditional Retail	2%
22 Others	Various	20%

55% of portfolio SLR was derived from Necessity-Based tenants

Note: Metrics shown for the Q3'22 RTL portfolio as of and for the period ending September 30, 2022.
1. See appendix for a full description of capitalized terms

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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8 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Significant Sunbelt Exposure Coupled With Geographic Diversification 57% of RTL’s SLR was derived from sunbelt markets, which continue to grow and have favorable demographic tailwinds, with the bala nce derived from dense suburban markets with strong MSA’s and community centric lifestyles. Sunbelt Markets RTL Single - Tenant RTL Multi - Tenant State % of SLR GA 10% NC 7% OH 7% FL 6% AL 6% TX 5% IL 5% SC 5% KY 4% CA 4% 38 Others 41% Legend Note: Metrics shown for the Q3’22 RTL portfolio as of and for the period ending September 30, 2022.

9 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 2% 5% 8% 7% 6% 6% 6% 3% 2% 8% <1% 1% 1% 2% 4% 8% 3% 4% 3% 22% 2022 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Lease Maturity Schedule (% of total portfolio SLR) RTL MT RTL ST Well Balanced Lease Maturity Schedule RTL’s unique investment mix of stable long - term single - tenant net lease assets and open - air shopping centers results in a well - b alanced lease maturity schedule with a weighted average Remaining Lease Term of 7.0 years, offering market - rate leasing opportunities for RTL’s asset m anagers. 4.6 Years 9.8 Years 7.0 Years WALT Note: Metrics shown for the Q3’22 RTL portfolio as of and for the period ending September 30, 2022.

10 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 15,283 104 264 14,500 14,700 14,900 15,100 15,300 15,500 15,700 Q3'22 Occupancy Q3'22 Executed Occupancy Q3'22 Leasing Pipeline 87.9% 90.6% 92.8% RTL Q3'21 Occupancy RTL Q3'22 Occupancy Successful Leasing and Asset Management Platform RTL’s Multi - Tenant Leasing Platform Is Expected To Increase SLR By $5.0 Million Note: Leasing Pipeline data as of October 31, 2022. Metrics shown for the Q3’22 RTL portfolio as of and for the period ending September 30, 2022. RTL continues to generate substantial new and renewal leasing activity for its portfolio and in Q3’22, completed 41 new multi - te nant leases, 42 multi - tenant renewals, and three single - tenant renewals. As of Q3’22, RTL also had an Executed Occupancy plus forward Leasing Pipeline of 368,400 square feet, which is expected to increase multi - tenant Occupancy to 92.8% from 90.6%. Tenants RTL’s Partnered With in 2022 RTL Q3’22 + Executed Occupancy & Leasing Pipeline ($ in 000’s) Q1'22 Q2'22 Q3'22 Multi - Tenant New Leases Number of Transactions 7 22 41 Square Feet 59,631 197,495 512,130 Annualized SLR $1,034 $2,025 $3,531 Multi - Tenant Renewal Leases Number of Transactions 18 38 42 Square Feet 178,920 420,402 571,739 Annualized SLR $2,756 $5,410 $8,377 Lease Spread (%) 5.4% 6.8% 7.7% Single - Tenant Renewal Leases Number of Transactions 2 13 3 Square Feet 18,269 116,269 22,032 Annualized SLR $158 $2,824 $453 Lease Spread (%) - 0.4% 0.4% 2.8%

The Importance of Brick and Mortar

Brick and Mortar and e-commerce retailers continue to realize the importance of having a physical store footprint as a majority of consumers still prefer physical store shopping to online shopping as retailers continue to increase the utilization on omnichannel retail touchpoints to provide customers with a seamless and personalized shopping experience.[1]

		% of SLR			% of SLR
THE HOME DEPOT	More than 50% of online orders are fulfilled through physical stores	3%	STOP & SHOP	Physical store sales represented 90% of net sales	2%
DICK'S SPORTING GOODS	79% of 2021 sales were completed through the brick & mortar channel	2%	DOLLAR GENERAL	Initiative to open over 1,000 new stores in 2022	2%
KOHL'S	The company stated that omni-channel customers are 6x more productive than digital-only	2%	ULTA BEAUTY	2022 comparable-store sales projected to increase by 10% and plans to open 50 new stores by year-end	1%

- More stores opened than closed in the U.S. last year for the first time since 1995 *(Morgan Stanley*[2]*)*
- U.S. retail vacancy fell to 6.1% in Q2'22, the lowest level in at least 15 years, and shopping center asking rents were 16% higher than five years ago *(C&W*[2]*)*
- 14% of retail sales in Q1'22 occurred online as compared to 16% in Q2'20, indicating people still want to shop in person *(U.S. Census Bureau*[2]*)*

Source : Each respective company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q.
1. *Source: Salesforce "How an Omnichannel Strategy Benefits Businesses and Customers".*
2. *Source: Wall Street Journal "Retail Real Estate Is Enjoying Its Biggest Revival in Years" property report.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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12 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com RTL Total Return vs. Peers Year - to - date (1) , RTL has outperformed the Company’s peers on average by 9% on a total return basis. *Denotes externally advised REIT. 1) Source: S&P Capital IQ. Data as of October 31, 2022. - 33% - 32% - 28% - 28% - 27% - 26% - 25% - 18% - 17% - 16% -40% -35% -30% -25% -20% -15% -10% -5% 0% MAC OPI* RPT BNL GOOD* Peer Avg. RMZ S&P 500 RTL* SRC RTL and Peers Year - To - Date Total Return Percentages (1)

Third Quarter 2022 Financial Highlights

RTL continues to benefit from the accretive $1.3 billion CIM Transaction, in large part contributing to an 18% increase to pre-CIM Transaction (Q4'21) AFFO per share and features a diligently constructed capital structure that can support a near-term increase in leverage from the CIM Transaction.

Debt Capitalization (as of September 30, 2022)	($mm)
Single-Tenant Mortgages	$1,282
Multi-Tenant Mortgages	$562
Total Secured Debt	**$1,844**
2028 4.5% Senior Unsecured Notes	$500
Revolving Credit Facility	$478
Total Unsecured Debt	**$978**
Total Debt	**$2,822**
Weighted Average Interest Rate[1]	**4.2%**

Key Capitalization Metrics ($ in mm)	Q3'22
Net Debt[2][3]	$2,781
Gross Asset Value[2]	$5,395
Net Debt / Adjusted EBITDA	9.7x
Net Debt / Gross Asset Value	51.5%

Earnings Summary (*$ mm*)	Q3'22	Q3'21
Net Loss Attributable to Common Stockholders	($56.5)	($6.4)
NOI[2]	$88.1	$78.5
Cash NOI[2]	$85.0	**$75.7**
Funds from Operations (FFO)[2]	$29.4	$30.3
Adjusted Funds from Operations (AFFO)[2]	$34.2	$36.4
Funds from Operations (FFO) per Share	**$0.22**	**$0.25**
Adjusted Funds from Operations (AFFO) per Share	**$0.26**	**$0.31**
Weighted Average Basic and Diluted Shares Outstanding	133.1	118.9



$28.3
$34.2
Common Stock Dividends
AFFO

Note: Metrics as of and for the three months ended September 30, 2022. See Definitions in the appendix for a full description of capitalized terms and for a reconciliation of non-GAAP metrics.
1) *Weighted average interest rate based on balance outstanding as of September 30, 2022.*
2) *See Definitions in the appendix for a full description.*
3) *Excludes the effect of deferred financing costs, net and mortgage premiums, net.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 13

14 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com 10% 2% 25% 4% 59% 2022 2023 2024 2025 2026 Thereafter Key Capitalization Metrics 5.0 Years 5.6 Years 5.3 Years 4.6 Years 4.3 Years 3.6% 4.0% 3.7% 3.8% 4.2% 2 2.5 3 3.5 4 4.5 5 5.5 6 1.50% 2.50% 3.50% 4.50% 5.50% 6.50% Q3'2021 Q4'2021 Q1'2022 Q2'2022 Q3'2022 x Weighted average interest rate of 4.2% with 83.1% of debt at fixed interest rates. x Only 12% of RTL’s debt matures through 2024 as a result of RTL’s focus to lock in long - term low interest rate bearing debt in 2020 and 2021. x $500 million of senior unsecured notes with credit rating of BB+ from S&P and BB+ from Fitch . Note: Metrics as of and for the three months ended September 30 , 2022 unless otherwise indicated . 1) Based on total debt outstanding as of September 30, 2022. For purposes of the revolving credit facility, the chart uses debt out standing under the facility at such date and not the total commitment. 2) Weighted based on the outstanding principal balance of debt for Q3’22 as of September 30, 2022 and for Q3’21 as of September 30, 2021. 3) The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortizat ion of deferred financing costs, net, and amortization of mortgage premiums on borrowings) for the quarter ended September 30, 2 022 and for the quarter ended September 30, 2021. Adjusted EBITDA and cash paid for interest are Non - GAAP metrics. See appendix for Non - GAAP reconciliations. 4) Includes floating rate debt fixed by swaps. Metric Q3’2022 Q3’2021 Interest Coverage Ratio (3) 2.5x 3.6x Fixed Rate Debt (4) 83.1% 89.7% Weighted - Average Interest Rate 4.2% 3.6% Weighted - Average Debt Maturity 4.3 Years 5.0 Years Balance Sheet Highlights Weighted Average Interest Rate and Debt Maturity (2) Key Debt Metrics 63% of RTL’s Debt Is Scheduled to Mature After 2026 (1) RTL’s debt capitalization features long - term and primarily fixed rate and low interest rate bearing debt with only 12% of debt m aturing in the next nine quarters, limiting refinancing risks in the current high interest rate environment.

15 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Experienced Management Team Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease - up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Jason Doyle Chief Financial Officer, Treasurer and Secretary ▪ Mr. Doyle previously served as chief accounting officer of Global Net Lease, Inc. (“GNL”) and Chief Financial Officer, Secret ary , and Treasurer of Healthcare Trust, Inc. (“HTI”). Prior to joining AR Global and GNL, Mr. Doyle held various financial and practice leadership roles, including Acting VP Finance at Markforged , Inc. Associate Controller, Head of Global Accounting Operations at Charles River Associates and VP Finance and Practice Director, Transportation at AST Corporation, a privately - held software and management consulting firm

16 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Legal Notices

17 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Disclaimers Disclaimers This presentation includes estimated projections of future operating results or activities such as leasing activity, among other things . These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections . This information is not fact and should not be relied upon as being necessarily indicative of future results ; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong . Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the “Risk Factors” section of the Company's Annual Report on Form 10 - K for the year ended December 31 , 2021 , the Company's subsequent Quarterly Reports on Form 10 - Q and in future filings with the SEC . The projections also reflect assumptions as to certain business decisions that are subject to change . As a result, actual results may differ materially from those contained in the estimates . Accordingly, there can be no assurance that the estimates will be realized . The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10 - K for the year ended December 31 , 2021 , filed with the SEC on February 24 , 2022 and the Company's subsequent Quarterly Reports on Form 10 - Q, Current Reports on Form 8 - K and Annual Reports on Form 10 - K filed with the SEC . These and other factors could cause results to differ materially from those expressed in these publications and reports . This presentation contains estimates and information concerning the Company’s industry that is based on industry publications . The Company has not independently verified the accuracy of the data contained in these industry publications . These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information . The majority of the concessions granted to the Company's tenants as a result of the COVID - 19 pandemic are rent deferrals or temporary rent abatements with the original lease term unchanged and collection of deferred rent deemed probable . The Company's revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery . In light of the COVID - 19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID - 19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract . As a result, rental revenue used to calculate Net Income and NAREIT FFO has not been, and the Company does not expect it to be, significantly impacted by these types of deferrals .. In addition, since the Company currently believes that these deferral amounts are collectable, the Company has excluded from the increase in straight - line rent for AFFO purposes the amounts recognized under GAAP relating to these types of rent deferrals . Conversely, for abatements where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly, reduced its AFFO . Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time . Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating .

Forward-Looking Statements

Certain statements made in this presentation are "forward-looking statements" (as defined in Section 21E of the Exchange Act), including estimated projections of future operating results, and the impact and success of the proposed and recently completed acquisitions, and which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts.

Our potential risks and uncertainties are presented in the section titled "Item 1A-Risk Factors" disclosed in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements speak as of the date they are made and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements:

- We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect.
- We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses.
- Certain of the agreements governing our indebtedness may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock and our Series C Preferred Stock, and our ability to repurchase shares.
- If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify other financing sources.
- Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes.
- Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general.
- Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results from operations.
- In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change.
- We depend on tenants for our rental revenue and, accordingly, our rental revenue is dependent upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases.
- Our tenants may not be diversified including by industry type or geographic location.
- The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers.
- Certain of our tenants are facing increased competition with other non-traditional and online grocery retailers and higher costs due to inflation and supply chain issues, which may negatively impact their businesses.
- We depend on our Advisor and Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations.
- All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with our Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us.
- We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances.
- We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We may incur additional indebtedness in the future.
- The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.
- Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.
- Actual or threatened terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate our business and our profitability.
- Certain provisions in our bylaws and agreements may deter, delay or prevent a change in our control.
- We may fail to continue to qualify as a REIT.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 18

19 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Appendix

20 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Definitions AFFO : In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non - cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of the merger with American Realty Capital - Retail Centers of America, Inc . in February 2017 (the “Merger”) . These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us . Insurance reimbursements are deducted from AFFO in the period of reimbursement . We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business . Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments . In addition, by excluding non - cash income and expense items such as amortization of above - market and below - market lease intangibles, amortization of deferred financing costs, straight - line rent, and share - based compensation related to restricted shares, the 2018 OPP and the 2021 OPP from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance . By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to of our portfolio of properties . AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently . Annualized Straight - Line Rent (“SLR”) : Straight - line rent which is annualized and calculated using the most recent available lease terms as of the period end indicated . Cash Cap Rate : For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease or leases . For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold . For acquisitions, cash cap rate is calculated by dividing this annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs . For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property, excluding disposition costs . Weighted average cash cap rates are based on square feet unless otherwise indicated . Cash NOI : We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight - line adjustments that are included in GAAP lease revenues . Executed Occupancy : Includes Occupancy as defined below as of a particular date as well as all leases fully executed by both parties as of the same date where the tenant has yet to take possession as of such date . For Q 3 ’ 22 and as of September 30 , 2022 , there are six additional leases executed where rent commences over time in Q 4 ’ 22 and 2023 totaling approximately 104 , 100 square feet . FFO: We define FFO, a non - GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as r estated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The Wh ite Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses fro m s ales of certain real estate assets, gains and losses from change in control and impairment write - downs of certain real estate as sets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated p art ially - owned entities (including our OP) and equity in earnings of unconsolidated affiliates are made to arrive at our proportion ate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT's definition. Gross Asset Value: Total gross asset value of $5.4 billion, comprised of total assets of $4.7 billion plus accumulated depreciation and amortiza tio n of $0.7 billion as of September 30, 2022. Investment Grade: As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or i mpl ied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of w het her or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governm en tal entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of September 30, 2022 and based on Annualized Straight - Line Rent. Leasing Pipeline : Leasing Pipeline includes ( i ) all leases fully executed by both parties as of October 31, 2022, but after September 30, 2022 and (ii) all leases under ne got iation with an executed LOI by both parties as of October 31, 2022. This represents one executed lease totaling approximately 2, 300 square feet and 21 LOIs totaling approximately 262,000 square feet. No lease terminations occurred during this period. Leasing pipeline should n ot be considered an indication of future performance. Liquidity: As of September 30, 2022, the Company had $ 41.1 million in cash and cash equivalents, and $39.9 million available for future borrowings under the Company's credit facility. LOI: Means a non - binding letter of intent. Necessity - Based : We define Necessity - Based as properties that are leased to tenants that operate in what we believe to be service - based or essential industries such as auto services, distribution, financial services, gas/convenience, grocery, healthcare, and quick service restaurants, among others . Net Debt : For Q 3 ’ 2022 , represents total debt of $ 2 . 8 billion less cash and cash equivalents of $ 41 . 1 million as of September 30 , 2022 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense . NOI excludes all other items of expense and income included in the financial statements in calculating net (loss) . Occupancy : Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . PSA : Means a definitive purchase and sale agreement .. Remaining Lease Term : Represents the outstanding tenant lease term . Weighted based on Annualized Straight - Line Rent as of the date or period end indicated . Traditional Retail : RTL’s definition of Traditional Retail includes retail properties leased to tenants in the auto retail, department store, discount retail, electronics, furniture, home improvement, home furnishing , specialty retail, and sporting good sectors .

21 The Necessity Retail REIT ® Where America Shops | www.necessityretailreit.com Non - GAAP Reconciliations (Adjusted EBITDA, NOI & Cash NOI) (Unaudited) Three Months Ended September 30, 2022 September 30, 2021 EBITDA: Net loss $ (50,689) $ (565) Depreciation and amortization 57,494 32,762 Interest expense 32,402 19,232 EBITDA (1) $ 39,207 $ 51,429 Impairment of real estate investments 30,046 4,554 Acquisition, transaction and other costs 210 3,426 Equity - based compensation 3,857 4,149 Gain on sale of real estate investments (1,608) (478) Other income (25) (18) Adjusted EBITDA (1) $ 71,687 $ 63,062 Asset management fees to related party 7,939 9,880 General and administrative 8,499 5,589 NOI (1) $ 88,125 $ 78,531 Accretion of market lease and other intangibles, net (574) (1,474) Straight - line rent (2,586) (1,392) Cash NOI (1) $ 84,965 $ 75,665 Cash Paid for Interest: Interest expense $ 32,402 $ 19,232 Amortization of deferred financing costs, net (3,474) (2,192) Amortization of mortgage discounts and premiums on borrowings (454) 328 Total cash paid for interest $ 28,474 $ 17,368 Non - GAAP Measures Amounts in thousands 1) For the three months ended September 30, 2022 and September 30, 2021, includes equity - based compensation expense related to the Company’s restricted common shares of $0.7 million and $0.3 million, respectively.

Non-GAAP Reconciliations (FFO & AFFO)

Non-GAAP Measures *Amounts in thousands, except per share data*	(Unaudited) Three Months Ended September 30, 2022	December 31, 2021	September 30, 2021
Funds from operations (FFO):			
Net loss attributable to common stockholders (in accordance with GAAP)	$ (56,466)	$ (40,219)	$ (6,406)
Impairment of real estate investments	30,046	28,616	4,554
Depreciation and amortization	57,494	32,955	32,762
Gain on sale of real estate investments	(1,608)	(3,982)	(478)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(115)	53	(150)
FFO attributable to common stockholders[1]	**$ 29,351**	**$ 17,423**	**$ 30,282**
Acquisition, transaction and other costs[2]	210	774	3,426
Legal fees and expenses – COVID-19 Lease Disputes[3]	7	200	44
Accretion of market lease and other intangibles, net	(574)	(1,175)	(1,474)
Straight-line rent	(2,586)	(1,897)	(1,392)
Straight-line rent (rent deferral agreements)[4]	(27)	(694)	(876)
Amortization of mortgage (premiums) and discounts on borrowings, net	454	4	(328)
Loss on non-designated derivatives[5]	—	3,950	—
Equity-based compensation[6]	3,857	3,485	4,149
Amortization of deferred financing costs, net and change in accrued interest[7]	3,474	4,743	2,620
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(6)	3	(18)
AFFO attributable to common stockholders[1]	**$ 34,160**	**$ 26,816**	**$ 36,433**
Weighted-average common shares outstanding	**133,116**	**$ 123,221**	**$ 118,863**
Net loss per share attributable to common stockholders — Basic and Diluted	$ (0.43)	$ (0.33)	$ (0.06)
FFO per common share	$ 0.22	$ 0.14	$ 0.25
AFFO per common share	$ 0.26	$ 0.22	$ 0.31
Dividends declared on common stock	$ 28,331	$ 26,245	$ 25,190

1) FFO and AFFO for the three months ended September 30, 2021 includes income from lease termination fees of $10.4 million, which is recorded in revenue from tenants in our consolidated statements of operations.
2) Primarily includes prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
3) Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
4) Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheets but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO.
5) In the quarter ended December 31, 2021, the Company recognized a charge $4.0 million for the change in value of an embedded derivative (a 7.5% collar on the price of stock/units to be issued in connection with the CIM Portfolio Acquisition). Management does not consider this non-cash charge for an embedded derivative fair value adjustment in connection with this transaction to be capital in nature and it is not part of recurring operations. Accordingly, such charges are excluded for AFFO purposes.
6) Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
7) We issued $500.0 million in Senior Notes in October 2021. The Senior Notes pay semiannual interest which we accrue interest over time for GAAP purposes. Accordingly, to better reflect our operating performance, beginning with the year ended December 31, 2021 and for all periods thereafter, we have elected to remove the impact of the change in accrued interest from the calculation of AFFO, which was previously included in this line item.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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